                                                                   Exhibit 23(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-77523 on Form S-3, Registration Statement No. 333-92651 on Form S-8 and Registration Statement No. 333-130186 on Form S-4, of Sierra Pacific Resources of our reports dated March 3, 2006, relating to the financial statements and financial statement schedule of Sierra Pacific Resources, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2005.



/s/ DELOITTE & TOUCHE LLP
Reno, Nevada
March 3, 2006